UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2020

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MNTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 2, 2020, Momenta Pharmaceuticals, Inc. (the “Company”) provided the following updates regarding its clinical trials and business operations in light of the COVID-19 pandemic:

•	The Company remains on track to report topline data from Vivacity-MG, the Company’s Phase 2 clinical study of nipocalimab (M281) in generalized myasthenia gravis in the third quarter of 2020.

•	Enrollment has been temporarily suspended in the Company’s Energy Study, an adaptive Phase 2/3 clinical study of nipocalimab (M281) in warm autoimmune hemolytic anemia. The Company expects to continue to activate global sites.

•	Unity, the Company’s global multi-center Phase 2 clinical study of nipocalimab (M281) in hemolytic disease of the fetus and newborn, continues to enroll patients at sites where they can be safely accommodated. At this time, the Company does not intend to pause enrollment of the study in consideration of the life-threatening nature of the indication, but anticipates a slower pace of enrollment due to the impact of COVID-19.

•	The Company continues to enroll patients in lower dose cohorts of its multi-part Phase 1/2 study of M254 in idiopathic thrombocytopenic purpura (“ITP”), however most of the sites have suspended enrollment due to the COVID-19 pandemic. As a result, the Company may not be able to report interim data from Part B of this study in the second quarter of 2020, as planned.

•	The Company expects to launch its Phase 2 study of M254 in chronic inflammatory demyelinating polyneuropathy in 2021, as opposed to the fourth quarter of 2020, as previously disclosed.

•	The Company has implemented measures to mitigate the spread of COVID-19 and protect the health and safety of its workforce. In line with guidance from the U.S. Center for Disease Control and Prevention and the state of Massachusetts, all employees are working remotely and the Company has suspended all business travel.

•	At this time and subject to ongoing developments related to COVID-19, the Company does not anticipate any disruptions to its clinical supply.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s expectations regarding the enrollment in, timing of and release of results for the Company’s clinical trials, site activation, and clinical supply in light of the COVID-19 pandemic. Forward-looking statements may be identified by words such as "anticipates," "believe," "continue," "expect," "intend," "may," "plan to," "potential," "will," and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including without limitation, the impact of the COVID-19 pandemic on the status, enrollment, timing and results of our clinical trials, the supply of our manufactured drug materials, and the continuity of our business; and the other risks referred to under the section “Risk Factors” in Momenta’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and important factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included in this Current Report on Form 8-K or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: April 2, 2020	By:	/s/ Craig A. Wheeler
Craig A. Wheeler President and Chief Executive Officer

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